Exhibit 23.

                   Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-61621) of Questar Pipeline Company and in the related Prospectus of our report dated March 6, 2001 with respect to the consolidated financial statements of Questar Pipeline Company included in this annual Report (Form 10-K) for the year ended December 31, 2000.

                               /s/ Ernst & Young
                                   Ernst & Young


Salt Lake City, Utah
March 23, 2001